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Exhibit 21.1

GOLF TRUST OF AMERICA, INC.
LIST OF SUBSIDIARIES

GTA GP, Inc., a Maryland corporation

GTA LP, Inc., a Maryland corporation

Golf Trust of America, L.P., a Delaware limited partnership in which GTA GP, Inc. is the sole general partner.

GTA—Tierra Del Sol, LLC, a South Carolina limited liability company

GTA—Palm Desert, LLC, a South Carolina limited liability company

GTA—Management, LLC, a South Carolina limited liability company

GTA—Wekiva, LLC, a South Carolina limited liability company

GTA—Cypress Creek, LLC, a South Carolina limited liability company

GTA—Black Bear, LLC, a South Carolina limited liability company

GTA—Bonaventure, LLC, a South Carolina limited liability company (dissolved effective December 31, 2003)

GTA—Pete Dye, LLC, a South Carolina limited liability company

GTA—Mystic Creek, LLC, a South Carolina limited liability company

GTA—Stonehenge, LLC, a South Carolina limited liability company

GTA—Lost Oaks, LLC, a South Carolina limited liability company (dissolved effective December 31, 2003)

GTA—Innisbrook, LLC, a South Carolina limited liability company

GTA—IB, LLC, a Florida limited liability company

GTA—IB Operations, LLC, a Florida limited liability company

GTA—IB Management, LLC, a Florida limited liability company

GTA—IB Condominium, LLC, a Florida limited liability company

GTA—IB Golf Resort, LLC, a Florida limited liability company

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GOLF TRUST OF AMERICA, INC. LIST OF SUBSIDIARIES